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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the use of our report dated February 20, 1998, except for the first, second and third paragraphs of Note B, as to which the date is February 16, 1999, with respect to the consolidated financial statements of Boston Scientific Corporation, as restated, both of which are incorporated by reference in this Form 10-K/A from Exhibit 13.1 thereto.

Our audits also included the financial statement schedule of Boston Scientific Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-57242, 33-89772, 33-93790, 33-99766, 33-80265, 333-02256,
333-25033, and 333-25037) and in the Registration Statements (Forms S-3 Nos. 333-37255, 333-64887, and 333-64991) of our report dated February 20, 1998, except for the first, second and third paragraphs of Note B, as to which the date is February 16, 1999, with respect to the consolidated financial statements, as restated, incorporated by reference herein, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Form 10-K/A of Boston Scientific Corporation.


                               ERNST & YOUNG LLP


Boston, Massachusetts
March 25, 1999